Oasis Petroleum Announces New Executive Compensation Program Better Aligned with Shareholder Interests

HOUSTON, January 21, 2021 /PRNewswire/ – Oasis Petroleum Inc. (Nasdaq: OAS) (“Oasis” or the “Company”) announced today that its Board of Directors has approved and implemented a peer-leading compensation program specifically designed to better align management compensation with value creation, shareholder interests and the Company’s new strategic objectives. Oasis has updated its investor presentation on its website www.oasispetroleum.com to include a summary of the new plan.

Compensation Program Highlights:
•Strong “pay for performance” alignment with equity compensation tied to absolute and relative shareholder returns to be awarded in three equity vehicles:
◦Absolute Total Shareholder Return (“TSR”) Performance Share Units / Leveraged Stock Units (“LSUs”) which comprise 50% of total new long-term incentive program (“LTI program”). Compensation dependent on absolute TSR measured against specific objectives over an extended period;
◦Relative TSR Performance Share Units which comprise 25% of the LTI program. Compensation dependent on relative TSR with 50% benchmarked against industry peers and 50% benchmarked against a broad market index; and
◦Time-Vested Restricted Stock Units which comprise 25% of the LTI program. Vest 25% per year over four years to promote retention of key executives;
•For absolute and relative return-based grants, one-half will be measured on three-year performance with the remaining half on four-year performance;
•Long-term incentive compensation is to be “front-loaded” with no additional grants to executives expected in 2022 and 2023; and
•Reductions in executive annual base salaries in conjunction with the implementation of the new TSR-focused program.
•Oasis's plan of reorganization required the Board of Directors to allocate 5% of the 10% new equity reserved under the 2020 Long Term Incentive Plan no later than 45 days after emergence.
“We are highly focused on executing our strategic objectives while creating value and delivering consistent returns to our shareholders. With this in mind, the Oasis Compensation Committee and management team have worked together to develop and implement a peer-leading TSR-focused incentive compensation program,” said Douglas E. Brooks, Board Chair and Chief Executive Officer of Oasis. “We are confident that progressive features of our plan, including lower base salaries, longer vesting schedules, and comparisons to broader market returns better align our management team with shareholders’ interests. Oasis is uniquely positioned with a best-in-class balance sheet, a quality and sustainable long-lived asset base, and a rigorous new capital discipline that should translate into long-term value creation for our shareholders.”

Full details regarding the Company’s compensation plan will be available in a Form 8-K to be filed with the SEC January 21, 2021 and will also be outlined in the Company’s upcoming proxy statement.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties, including those detailed in the Company's filings with the SEC, including the Company's most recent Form 10-Q and its 2019 Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein. There is no assurance that the goals, expectations, and timing herein can or will be met. In addition, any forward-looking statements represent the Company's estimates only as of today and should not be relied upon as representing its estimates as of any future date. Oasis assumes no obligation to update its forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.
About Oasis Petroleum Inc.
Oasis Petroleum, Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston and Delaware Basins. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.oasispetroleum.com.
For further information: Douglas E. Brooks, Chief Executive Officer and Board Chair; Michael H. Lou, Chief Financial Officer and Executive Vice President; and Bob Bakanauskas, Director, Investor Relations, (281) 404-9600.